Exhibit 99.1

Investor and Financial Contacts:

Travis L. Chester

Vice President, Investor Relations

(760) 603-7200

Invitrogen Announces Fourth Quarter and Full Year 2005 Results

Record Sales and Earnings Achieved

CARLSBAD, CA, February 28, 2006 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its fourth quarter and full-year ended December 31, 2005. Revenues for the fourth quarter were $325.3 million, an increase of 24% over the $262.2 million reported for the fourth quarter of 2004. Net income for the fourth quarter was $49.6 million versus $30.5 million for the same quarter in 2004, an increase of 63%. Earnings per share for the fourth quarter of 2005 increased 58% to $0.87 per share, as compared to $0.55 per share reported in the fourth quarter of 2004.

Revenues for the full-year 2005 were $1,198.5 million, an increase of 17% over the $1,023.9 million reported for 2004. Net income for the year increased 49% to $132.0 million versus $88.8 million for 2004. Earnings per share for 2005 were $2.33, which compares to $1.63 per share in 2004, an increase of 43%.

Invitrogen has regularly reported pro forma results which exclude acquisition related amortization and other related costs, gains and losses that may detract from the financial statement users ability to project our future earnings and cash flows. Fourth quarter pro forma net income was $50.8 million, or $0.90 per share, compared with pro forma net income in the fourth quarter of 2004 of $45.2 million, or $0.80 per share. Pro forma net income and pro forma earnings per share increased 12% and 13%, respectively. For the full year, pro forma net income was $199.2 million, or $3.45 per share, compared with pro forma net income in 2004 of $166.1 million, or $2.91 per share. Pro forma net income and pro forma earnings per share increased 20% and 19%, respectively, for the full year.

Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables and on the Company’s Investor Relations web page at www.invitrogen.com.

Performance Highlights

•	Achieved a record $1,198 million in revenues for 2005 up 17% over 2004

•	Generated $309 million in cash from operating activities for the full year up 22% over 2004

•	Completed eight strategic acquisitions during 2005 that expand our Biological Operating System with exciting new technologies

•	Launched 1,200 new products during 2005; reached record R&D investment of $99 million

•	Exceeded goal of 40% of orders transacted through our e*Commerce channels

Fourth Quarter Review

Greg Lucier, Invitrogen’s Chairman and CEO, commented: “We are pleased with the Company’s performance during the fourth quarter and for the full-year. We met our commitments for the fourth quarter and achieved another year of accelerating organic growth and record free cash flow. During the year we added nearly 1,000 new colleagues and best in class technologies through eight strategic acquisitions. We reorganized into three new divisions to improve our customer focus and operating efficiencies while continuing our long-term strategy to increase investment in research and development. 2005 was a year of significant building within Invitrogen, and I am confident that we’re a stronger and more innovative company than we were 12 months ago. We’re enthusiastic about 2006 and are confident in our ability to deliver value to our customers and shareholders.”

Fourth quarter revenue growth of 24% included a positive impact of approximately 17% from acquisitions and negative impact of approximately 4% from unfavorable changes in foreign currency exchange rates resulting in total organic revenue growth of approximately 11%. Organic revenue growth in BioDiscovery was 12%. Organic revenue growth in BioProduction was 8% for the quarter.

Revenues for the full-year 2005 grew 17%, of which 11% resulted from acquisitions. Foreign currency exchange rates were neutral for the year. Sales of BioDiscovery products increased 25% for the full-year 2005 versus 2004. For the same period, BioProduction revenues increased 7%. Excluding the effects of currency and acquisitions, organic growth for BioDiscovery and BioProduction was 6% and 5%, respectively, for the year.

Fourth quarter 2005 pro forma gross margin was 60%, compared to 62% in the fourth quarter of 2004. BioDiscovery gross margin decreased to 68% in the fourth quarter of 2005 from 70% last year. BioProduction gross margin decreased to 45% from 51% in the comparable quarter of 2004. Full year 2005 pro forma gross margin was 61% as compared to a similar 61% in 2004.

Operating margin was 8% of revenues in the fourth quarter of 2005 versus 16% in the fourth quarter of 2004. Pro forma operating margin was 23% of revenues in the fourth quarter of 2005 versus 25% of revenues in the fourth quarter of 2004. Full year 2005 pro forma operating margin was 24% versus 26% in 2004 reflecting increased investment in research and development during 2005. The company will provide further detail on margin performance during the conference call today.

Cash flows from operating activities were $91.1 million in the fourth quarter of 2005 and $309.3 million for the full-year 2005. Capital expenditures were $20.7 million during the fourth quarter of 2005 and $71.7 million for the full-year 2005. Free cash flow, defined as cash from operating activities less capital expenditures, was $70.4 million for the fourth quarter and $237.6 million for the year.

2006 Outlook

Guidance is unchanged since the update given during the annual guidance conference. The Company projects that revenue for fiscal 2006 will be in a range of approximately $1,330 million to $1,355 million. Pro forma earnings per share are expected to range from $3.90 to $4.10. The Company will provide further detail on its business outlook on the conference call today.

Conference Call and Webcast Details

The Company will discuss its financial and business results as well as its business outlook on its conference call at 5 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the Company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the Company’s investor relations website at www.invitrogen.com and will be archived at the site for one month.

To listen to the live conference call, please dial (866) 277-1182 (domestic) or (617) 597-5359 (international) and use passcode 78979356. A replay of the call will be available for one week by dialing (888) 286-8010 (domestic) and (617) 801-6888 (international). The passcode for the replay is 80814747.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bioinformatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 4,800 scientists and other professionals and had revenues of $1.2 billion in 2005. For more information about Invitrogen, visit the company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported Non-GAAP measures for net income and earnings per share as pro forma results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These pro forma measures are limited because they do not reflect the entirety of our business results.

We define our pro forma results as our GAAP results excluding the after tax impact of the following items:

•	Acquisition related amortization

•	In process research and development expenses

•	Acquisition related gains and losses

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations and

•	Significant one time events that are unlikely to recur such as:

•	The tax benefit associated with repatriation of earnings from foreign subsidiaries pursuant to the American Job Creation Act of 2004.

•	The currency gain related to the liquidation of certain legal entities

Management views these excluded items as not indicative of the operating results or cash flows of its current or future operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our pro forma results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and pro forma earnings per share; 2) momentum in 2005; 3) ability to generate new products that will accelerate scientific research and our future growth; 4) integration of acquired businesses; and 5) ability to combine technologies of acquired businesses. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the Company’s ability to identify promising technology, new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the three months ended December 31, 2005				For the three months ended December 31, 2004
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$325,276	$—		$325,276	$262,235	$—		$262,235
Cost of revenues	143,883	(13,119	)(2)(3)	130,764	99,609	(64	)(3)	99,545

Gross profit	181,393	13,119		194,512	162,626	64		162,690

Gross margin	56%			60%	62%			62%
Operating expenses:
Sales and marketing	56,156	(61	)(3)	56,095	46,334	(62	)(3)	46,272
General and administrative	36,683	(10	)(3)	36,673	29,831	—	(3)	29,831
Research and development	27,395	(213	)(3)	27,182	20,000	(221	)(3)	19,779
Purchased intangibles amortization	30,043	(30,043	)(4)	—	25,282	(25,282	)(4)	—
Purchased in-process research and development	3,160	(3,160	)(5)	—	—	—		—
Business consolidation costs	960	(960	)(6)	—	—	—		—

Total operating expenses	154,397	(34,447)		119,950	121,447	(25,565)		95,882

Operating income	26,996	47,566		74,562	41,179	25,629		66,808
Operating margin	8%			23%	16%			25%
Total other income (expense), net	24,719	(25,485	)(7)	(766)	(634)	—		(634)

Income before provision for income taxes	51,715	22,081		73,796	40,545	25,629		66,174
Income tax provision	(2,121)	(20,836	)(8)	(22,957)	(10,081)	(10,898	)(8)	(20,979)

Net income	$49,594	$1,245		$50,839	$30,464	$14,731		$45,195
Effective tax rate	4%			31%	25%			32%
Add back interest expense for subordinated debt, net of tax(9)	1,670	—		1,670	2,391	—		2,391

Numerator for diluted earnings per share	$51,264	$1,245		$52,509	$32,855	$14,731		$47,586

Earnings per common share:
Basic	$0.94			$0.96	$0.60			$0.88

Diluted(9)	$0.87			$0.90	$0.55			$0.80

Weighted average shares used in per share calculation:
Basic	52,797	—		52,797	51,108	—		51,108
Diluted(9)	58,661	—		58,661	59,447	—		59,447

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, certain unusual gains have been excluded from 2005 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $13.0 million.

(3)	Add back deferred compensation amortization totaling $0.3 million and $0.3 million for the three months ended December 31, 2005 and 2004, related to stock option plans assumed in business combinations.

(4)	Add back amortization of purchased intangibles.

(5)	Add back in-process research and development.

(6)	Add back business consolidation costs.

(7)	Add back gain on recognition of cumulative translation adjustments as a result of repatriating certain undistributed earnings of foreign subsidiaries.

(8)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation. In addition, 2005 GAAP tax expense includes a one time tax benefit related to dividend repatriation under the American Jobs Creation Act, which has been excluded from pro forma tax expense.

(9)	The Company has restated 2004 diluted weighted average shares and earnings per share to reflect the impact of Emerging Issues Task Force Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” on its 11/2% Convertible Senior Notes due 2024 and 2% Convertible Senior Notes due 2023.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND RECONCILIATION OF PRO FORMA ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the year ended December 31, 2005				For the year ended December 31, 2004
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma
Revenues	$1,198,452	$—		$1,198,452	$1,023,851	$—		$1,023,851
Cost of revenues	495,230	(30,287	)(2)(3)	464,943	416,002	(17,897	)(2)(3)	398,105

Gross profit	703,222	30,287		733,509	607,849	17,897		625,746

Gross margin	59%			61%	59%			61%
Operating expenses:
Sales and marketing	213,574	(243	)(3)	213,331	180,663	(246	)(3)	180,417
General and administrative	129,828	(45	)(3)	129,783	110,656	(40	)(3)	110,616
Research and development	99,299	(860	)(3)	98,439	73,116	(864	)(3)	72,252
Purchased intangibles amortization	115,319	(115,319	)(4)	—	106,821	(106,821	)(4)	—
Purchased in-process research and development	17,046	(17,046	)(5)	—	728	(728	)(5)	—
Business consolidation costs	960	(960	)(6)	—	—	—		—

Total operating expenses	576,026	(134,473)		441,553	471,984	(108,699)		363,285

Operating income	127,196	164,760		291,956	135,865	126,596		262,461
Operating margin	11%			24%	13%			26%
Total other income (expense), net	46,634	(45,608	)(7)	1,026	(14,489)	—		(14,489)

Income before provision for income taxes	173,830	119,152		292,982	121,376	126,596		247,972
Income tax provision	(41,784)	(51,970	)(8)	(93,754)	(32,551)	(49,330	)(8)	(81,881)

Net income	$132,046	$67,182		$199,228	$88,825	$77,266		$166,091
Effective tax rate	24%			32%	27%			33%
Add back interest expense for subordinated debt, net of tax(9)	7,895	—		7,895	9,461	—		9,461

Numerator for diluted earnings per share	$139,941	$67,182		$207,123	$98,286	$77,266		$175,552

Earnings per common share:
Basic	$2.53			$3.81	$1.72			$3.21

Diluted(9)	$2.33			$3.45	$1.63			$2.91

Weighted average shares used in per share calculation:
Basic	52,238	—		52,238	51,684	—		51,684
Diluted(9)	60,014	—		60,014	60,396	—		60,396

(1)	The Company has regularly reported pro forma results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, certain unusual gains and losses have been excluded from 2005 pro forma results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $30.0 million and $17.6 million for the years ended December 31, 2005 and 2004, respectively.

(3)	Add back deferred compensation amortization totaling $1.4 million and $1.5 million for the years ended December 31, 2005 and 2004, related to stock option plans assumed in business combinations.

(4)	Add back amortization of purchased intangibles.

(5)	Add back in-process research and development.

(6)	Add back business consolidation costs.

(7)	Add back $20.1 million gain on foreign currency transaction, net of loss on sale of investments, used for business acquisitions and $25.5 million gain on recognition of cumulative translation adjustments as a result of repatriating certain undistributed earnings of foreign subsidiaries.

(8)	Pro forma tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for pro forma purposes. These deductions produce a GAAP only tax benefit which is added back for pro forma presentation. In addition, 2005 GAAP tax expense includes a one time tax benefit related to dividend repatriation under the American Jobs Creation Act, which has been excluded from pro forma tax expense.

(9)	The Company has restated 2004 diluted weighted average shares and earnings per share to reflect the impact of Emerging Issues Task Force Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” on its 11/2% Convertible Senior Notes due 2024 and 2% Convertible Senior Notes due 2023.

INVITROGEN CORPORATION

EBITDA INFORMATION

	For the three months ended December 31,		For the years ended December 31,
(in thousands) (unaudited)	2005	2004	2005	2004
Operating income reported under GAAP	$26,996	$41,179	$127,196	$135,865
Add back in-process research and development and merger related amortization	46,606	25,629	163,800	126,596
Add back depreciation	10,088	9,635	38,671	36,889
Add back amortization of non merger-related deferred compensation	1,676	1,023	6,018	3,124
Add back amortization of all other intangible assets	572	851	3,619	3,319

EBITDA	$85,938	$78,317	$339,304	$305,793

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004

(in thousands) (unaudited)	Bio- Discovery	Bio- Production	Unallocated(1)	Total
Segment results for the three months ended December 31, 2005
Revenues	$206,841	$118,435	$—	$325,276

Gross profit	141,517	52,995	(13,119)	181,393

Gross margin	68%	45%		56%
Selling and administrative	66,316	26,452	71	92,839
Research and development	24,260	2,922	213	27,395
Purchased intangibles amortization, in-process research and development and business consolidation costs	—	—	34,163	34,163

Operating income (loss)	$50,941	$23,621	$(47,566)	$26,996

Operating margin	25%	20%		8%
Segment results for the three months ended December 31, 2004
Revenues	$149,002	$113,233	$—	$262,235

Gross profit	104,950	57,740	(64)	162,626

Gross margin	70%	51%		62%
Selling and administrative	50,703	25,400	62	76,165
Research and development	17,019	2,760	221	20,000
Purchased intangibles amortization	—	—	25,282	25,282

Operating income (loss)	$37,228	$29,580	$(25,629)	$41,179

Operating margin	25%	26%		16%

(1)	Unallocated items for the three months ended December 31, 2005 and 2004, include noncash charges for purchase accounting inventory revaluations of $13.0 million and $0 million, amortization of purchased intangibles of $30.0 million and $25.3 million, in-process research and development of $3.2 million and $0 million, amortization of deferred compensation of $0.3 million and $0.3 million and business consolidation costs of $1.0 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

(in thousands)	Bio- Discovery	Bio- Production	Unallocated(1)	Total
Segment results for the year ended December 31, 2005
(unaudited)
Revenues	$736,599	$461,853	$—	$1,198,452

Gross profit	515,984	217,525	(30,287)	703,222

Gross margin	70%	47%		59%
Selling and administrative	241,463	101,651	288	343,402
Research and development	86,779	11,660	860	99,299
Purchased intangibles amortization, in-process research and development and business consolidation costs	—	—	133,325	133,325

Operating income (loss)	$187,742	$104,214	$(164,760)	$127,196

Operating margin	25%	23%		11%
Segment results for the year ended December 31, 2004
Revenues	$591,417	$432,434	$—	$1,023,851

Gross profit	415,753	209,993	(17,897)	607,849

Gross margin	70%	49%		59%
Selling and administrative	196,971	94,062	286	291,319
Research and development	62,558	9,694	864	73,116
Purchased intangibles amortization and in-process research and development	—	—	107,549	107,549

Operating income (loss)	$156,224	$106,237	$(126,596)	$135,865

Operating margin	26%	25%		13%

(1)	Unallocated items for the year ended December 31, 2005 and 2004, include noncash charges for purchase accounting inventory revaluations of $30.0 million and $17.6 million, amortization of purchased intangibles of $115.3 million and $106.8 million, in-process research and development of $17.0 million and $0.7 million, amortization of deferred compensation of $1.4 million and $1.5 million and business consolidation costs of $1.0 million and $0 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2005	2004
(in thousands)	(unaudited)
Net income	$132,046	$88,825
Add back in-process research and development and merger related amortization	163,800	126,596
Add back depreciation	38,671	36,889
Balance sheet changes	40,426	16,650
Other noncash adjustments	(65,599)	(16,236)

Net cash provided by operating activities	309,344	252,724
Capital expenditures	(71,755)	(39,050)

Free cash flow	237,589	213,674
Net cash used in other investing activities	(85,887)	(650,429)
Net cash provided by financing activities	104,883	232,877
Effect of exchange rate changes on cash	(19,751)	5,261

Net increase (decrease) in cash and cash equivalents	$236,834	$(198,617)

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and investments	$751,872	$983,381
Trade accounts receivable, net of allowance for doubtful accounts	194,942	165,754
Inventories	136,753	122,787
Deferred income taxes	35,147	31,866
Prepaid expenses and other current assets	32,482	28,440

Total current assets	1,151,196	1,332,228
Property and equipment, net	278,447	222,193
Goodwill	1,866,288	1,424,671
Intangible assets, net	490,996	440,182
Long-term investments	187	109,088
Other assets	89,935	85,973

Total assets	$3,877,049	$3,614,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$234,246	$12,390
Accounts payable, accrued expenses and other current liabilities	244,344	183,285
Income taxes	32,987	510

Total current liabilities	511,577	196,185
Long-term debt	1,151,923	1,319,315
Pension liabilities	16,431	15,307
Deferred income tax liability	141,432	153,716
Other long-term liabilities	13,892	16,561
Stockholders’ equity	2,041,794	1,913,251

Total liabilities and stockholders’ equity	$3,877,049	$3,614,335

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